FOR IMMEDIATE RELEASE

Gryphon Gold to Miss 10-K Filing Deadline; Provides Update on Senior
Secured Credit Facility

Reno, NV. – July 15, 2013 – Gryphon Gold Corporation (“Gryphon” or the “Company”) (OTCBB: GYPH) announced today that it will not meet the extended filing deadline for its 2013 Form 10-K under U.S. securities laws because the Company has been unable to finalize its financial statements for the year ended March 31, 2013. The Company currently does not have sufficient financial resources to complete the audit of the financial statements and cannot predict if or when it will be able to file the Form 10-K.

As a result of the Company’s inability to file its 2013 Form 10-K in accordance with Canadian securities laws, the British Columbia Securities Commission (the “BCSC”) has issued an order prohibiting trading in securities of the Company, subject to an exception for certain sales though markets outside Canada, until such time as the 2013 Form 10-K is filed in accordance with Canadian securities laws and a revocation order is made by the BCSC.

The Company is also providing an update on its Senior Secured Gold Stream Facility (the “Credit Facility”) with Waterton Global Value L.P. (“Waterton”). Under the terms of the Credit Facility, monthly principal, interest and premium payments are required to be made on the last day of each month until November 2014. The Company has the option of satisfying the monthly principal and premium payments in cash, by delivery of physical gold or by the assignment to Waterton of an interest in Borealis Mining Company, LLC (“Borealis”) in such amounts or number determined in accordance with the requirements of the credit agreement, as amended, relating to the Credit Facility.

The Company currently owns a 36% interest in Borealis and Waterton owns a 64% interest. In the event Gryphon Gold’s interest in the joint venture falls to 10% or less, its interest will be converted to a 3.5% net profit interest.

As previously announced, as part of its operating agreement with Waterton, Gryphon Gold is responsible for the payment of $4.0 million to the joint venture to compensate Borealis for obligations incurred prior to the formation of the joint venture. In total, Waterton has advanced $6.32 million to Gryphon to cover the Company’s initial capital contributions, of which $3.0 million plus accrued interest is scheduled to be repaid on or before July 31, 2013. If, as anticipated, the Company does not make any monthly installment payments under the Credit Facility or satisfy any of the cash calls relating to the operating agreement before August 1, 2013, the Company’s ownership interest in Borealis will be diluted under 10% and thereafter convert into a 3.5% net profit interest.

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In an effort to avoid conversion of its ownership interest, the Company is in discussions with Waterton regarding the Company’s anticipated inability to make monthly installment payments under the Credit Facility or satisfy its obligations under the operating agreement relating to Borealis. No assurances can be made regarding the outcome of such discussions.

The Company is considering all options to address its ongoing liquidity shortfall.

For further information, please contact:
William Goodhard
Interim CEO, Director
joniel@gryphongold.com (forwarded to Mr. Goodhard)

Safe Harbor Statement
This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to the production or timing of the Company’s financial statements for the year ended March 31, 2013, the ability of the Company to file its 2013 Form 10-K, the Company’s financial resources and inability to complete the audit of its financial statements for the year ended March 31, 2013 or meet its obligations under the Credit Facility and operating agreement with Waterton, the dilution of the Company’s ownership interest in Borealis and conversion of such ownership interest into a 3.5% net profit interest, and the outcome of any discussions with Waterton. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Annual and Quarterly Reports, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com